Exhibit 99.3

Medalist Diversified REIT, Inc. Announces Establishment of a Special Committee of the Board and Exploration of Strategic Alternatives

RICHMOND, VA, March 10, 2023.  Medalist Diversified REIT, Inc. (NASDAQ: MDRR) (the “Company” or “Medalist”), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions of the United States, today announced that its Board of Directors (the “Board”) has established a Special Committee of the Board (the “Special Committee”) to explore potential strategic alternatives focusing on maximizing stockholder value.

The Special Committee is comprised solely of independent directors and is charged with exploring potential strategic alternatives, including, without limitation, a business combination involving the Company, a sale of all or part of the Company’s assets, joint venture arrangements and/or restructurings, and determining whether a strategic transaction is in the best interests of the Company. The Special Committee has retained Jones Lang LaSalle Securities, LLC to act as its financial advisor and Troutman Pepper Hamilton Sanders LLP as its legal counsel.

There can be no assurance that the strategic alternatives exploration process will result in any transaction being pursued or consummated. There is no formal timetable for the Special Committee’s completion of its exploration of potential strategic alternatives, and the Company does not intend to disclose any developments with respect to the Special Committee’s activities unless and until the Company determines that further disclosure is appropriate or required by law or regulation.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are not historical and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate, “may,” “will,” “should” and “could” and include statements about the Special Committee’s exploration of potential strategic alternatives and the impact, if any, of such explorations and results from such explorations on the Company and stockholder value. Forward-looking statements are based upon the Company’s present expectations, but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the SEC. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

Brent Winn
Medalist Diversified REIT, Inc.
brent.winn@medalistprop.com